UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 12, 2011

IZEA HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	30-0615339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Orange Avenue Suite 412 Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA HOLDINGS, INC.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 11, 2011, we filed an amendment to our Articles of Incoproration in order to change our name from “Rapid Holdings, Inc.” to “IZEA Holdings, Inc.” (the “Company”).  On May 11, 2011, our board of directors declared a dividend of an additional 14.28117 shares of common stock on each share of its common stock outstanding on May 11, 2011 with a payment date of May 23, 2011.  All share amounts referenced in this Current Report on Form 8-K have been adjusted to reflect the number of our shares of common stock on a post-dividend basis.

The Exchange

On May 12, 2011, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with IZEA, Inc., a privately held Delaware corporation (“IZEA”) and the shareholders of IZEA (the “IZEA Shareholders”).  Upon closing of the transaction contemplated under the Exchange Agreement (the “Exchange”), on May 12, 2011, the IZEA Shareholders transferred all of the issued and outstanding capital stock of IZEA to the Company in exchange for shares of common stock of the Company. Such Exchange caused IZEA to become a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Exchange Agreement:

●
At the closing of the Exchange, each share of IZEA’s common stock issued and outstanding immediately prior to the closing of the Exchange was exchanged for the right to receive shares of our common stock. Accordingly, an aggregate of 22,500,000 shares of our common stock were issued to the IZEA Shareholders.  Additionally, immediately prior to the Exchange, IZEA had outstanding options to purchase an aggregate of 3,712,365 shares of common stock and an outstanding warrant to purchase 3,324 shares of common stock.  Upon the closing of the Exchange, the Company assumed the outstanding options of Izea and authorized the issuance of options to these option-holders pursuant to its 2011 Equity Incentive Plan in such amounts and with such strike prices as to be determined by the Board of the Company upon valuation of such options.  Furthermore, upon closing of the Exchange, the Company assumed the outstanding warrant of Izea and authorized the issuance of a warrant to the former warrant-holder to purchase shares of the Company’s common stock, as further described herein.

● ●
Upon the closing of the Exchange, Anthony Barron resigned as our sole officer and director and simultaneously with the effectiveness of the Exchange a new board of directors and new officers were appointed.  The new board of directors consists of  Edward Murphy, who is also serving as our President and Chief Executive Officer and Donna Mackenzie, who is also serving as our Chief Financial Officer.

Immediately following the closing of the Exchange and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”),  the Company transferred all of our pre-Exchange assets and liabilities to our wholly-owned subsidiary, RTL Holdings, Inc. (“SplitCo”). Thereafter pursuant to a stock purchase agreement (the “Stock Purchase Agreement”),  the Company transferred all of the outstanding capital stock of SplitCo to Anthony Barron in exchange for the cancellation of  shares of our common stock that he owned (the “Split-Off”), with 12,500,000 shares of common stock held by persons who acquired such shares in purchases from stockholders of ours prior to the Exchange remaining outstanding.  These 12,500,000 shares constitute our “public float” and are our only shares of registered common stock and accordingly are our only shares available for resale without further registration.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

            The foregoing description of the Exchange and the Split-Off does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Exchange Agreement, (ii) the Conveyance Agreement and (ii) the Stock Purchase Agreement which are filed as Exhibits 2.1, 10.1, and 10.2 hereto, respectively, each of which is incorporated herein by reference.

Following (i) the closing of the Exchange and (ii) the cancellation of  shares in the Split-Off, there were 35,000,000 shares of common stock issued and outstanding.  Approximately 64.29% of such issued and outstanding shares were held by the IZEA Shareholders

IZEA had options to purchase an aggregate of 3,712,365 shares of common stock and warrants to purchase 3,324 shares of Series A-1 preferred stock stock immediately prior to the closing of the Exchange.  The outstanding options were assumed by the Company and such option holders will receive option grants under the Company’s 2011 Equity Incentive Plan in such amounts and with such strike prices and vesting schedules as to be determined by the Board of the Company.  The outstanding warrants were assumed by the Company subsequent to the closing of the Exchange and such warrant holder will receive a warrant to purchase shares of the Company’s common stock.

The shares of our common stock issued to the IZEA Shareholders in connection with the Exchange (22,500,000) were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Changes to the Business.  We intend to carry on the business of IZEA as our sole line of business. Upon closing of the Exchange, we relocated our executive offices to 150 N. Orange Avenue, Suite 412, Orlando, FL 32801.

The Exchange was approved by written consent of the holders of a majority of the outstanding shares of IZEA’s common stock on May 12, 2011.

Under Delaware law, IZEA’s stockholders who did not vote in favor of the Exchange may under certain circumstances seek to be paid the fair value of their shares determined by judicial proceeding by exercising statutory rights reserved for dissenters of certain major actions. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of an event such as the Exchange. As of May 17, 2011, no holder of IZEA’s common stock had notified the company of their intention to seek to exercise the right to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the Exchange,  the sole director of the Company resigned and Edward Murphy and Donna Makenzie were appointed as directors of the Company. In addition, upon the closing of the Exchange, each of the officers of the Company resigned and certain officers of IZEA prior to the Exchange were appointed as the officers of the Company.

Our board of directors consists of at least one person, fixed from time to time by the board or our stockholders.  A vacancy on our board of directors may be filled by the vote of a majority of the directors holding office.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are appointed by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Exchange is being accounted for as a reverse-merger and recapitalization. IZEA is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Exchange will be those of IZEA and will be recorded at the historical cost basis of IZEA, and the consolidated financial statements after completion of the Exchange will include the assets and liabilities of the Company and IZEA, historical operations of IZEA and operations of the Company from the closing date of the Exchange.

Tax Treatment; Small Business Issuer.  The Exchange is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.

Following the Exchange, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Description of Our Company

The Company was incorporated as a Nevada corporation on March 22, 2010 for the purpose of entering the business of making loans which are fully secured by a first lien on a customer’s automobile. Our wholly-owned subsidiary, Rapid Title Loans, Inc. was incorporated in the state of Delaware on May 22, 2008.  On May 11, 2011, we filed an amendment to our Articles of Incorporation in order to change our name from “Rapid Holdings, Inc.” to “IZEA Holdings, Inc.”

IZEA was incorporated in the state of Florida in February 2006 and reincorporated in the state of Delaware in September 2006.  IZEA is a leader in social media sponsorships (SMS), a rapidly growing segment within social media that connects social media publishers with advertisers. We accomplish this through our five online marketplaces: WeReward.com, SponsoredTweets.com, SocialSpark.com, PayPerPost.com and InPostLinks.com. Our customers include a wide range of small and large businesses, including Fortune 500 companies, as well as advertising agencies. We have executed campaigns for Fortune 50 brands, such as AT&T, Citigroup, Ford, Hewlett-Packard, Microsoft and Walgreens. We currently have more than 50,000 registered advertisers across our platforms and have completed nearly 1.5 million SMS transactions to date via our proprietary, scalable model. Our software platforms match advertisers with more than 500,000 registered social media creators and publishers worldwide.

Description of Our Business

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Exchange refer to IZEA, as a privately owned company, and for periods subsequent to the closing of the Exchange refer to the Company and its subsidiaries (including IZEA).

Overview

We are a leader in social media sponsorships (SMS), a rapidly growing segment within social media that connects social media publishers with advertisers. We accomplish this through our five online marketplaces: WeReward.com, SponsoredTweets.com, SocialSpark.com, PayPerPost.com and InPostLinks.com. Our customers include a wide range of small and large businesses, including Fortune 500 companies, as well as advertising agencies. We have executed campaigns for Fortune 50 brands, such as AT&T, Citigroup, Ford, Hewlett-Packard, Microsoft and Walgreens. We currently have more than 50,000 registered advertisers across our platforms and have completed nearly 1.5 million SMS transactions to date via our proprietary, scalable model. Our software platforms match advertisers with more than 500,000 registered social media creators and publishers worldwide.

Industry Background and Trends

According to Forrester Research, an independent technology and market research company, 75% of U.S. adults now utilize and participate in social media. The more that people engage in social media, the less they utilize traditional media, which negatively impacts television, radio, print advertisers and even large online publishers. Advertisers cannot cost effectively execute large-scale SMS campaigns on their own and Federal Trade Commission guidelines make manual outreach time-consuming and complex.

We were an early entrant into the social media sponsorship (SMS) market. SMS represents and engages highly relevant and influential social media publishers to create transparent, unique and authentic content related to specific brands (e.g., sponsored posts, tweets, videos or other social content). The objective of an SMS campaign is to create both reach and buzz, providing the advertiser or brand owner with a measurable campaign that is genuine, in the publisher’s voice, and relatively low cost.

We operate primarily within three media segments – social media advertising, mobile advertising and search engine optimization. The combined spending in the three industry segments is projected by Forrester Research to reach $10.6 billion by 2014, equal to approximately 19% of total U.S. interactive spending.

We believe that we have the platforms and technology to meet advertiser’s needs in each of the three segments:

•
The social media advertising space reached $1.7 billion in 2010 and is projected by eMarketer, an independent digital intelligence firm, to reach $3.1 billion by 2014. Our SocialSpark.com and SponsoredTweets.com will be the primary drivers of our growth in this segment.

•
Nearly one-third of U.S. mobile phone users currently own a smart phone and mobile spending is projected by The Nielsen Company, an independent global information and measurement company, to reach $2.5 billion by 2014. We believe that our mobile incentive platform, WeReward.com, is uniquely positioned to capitalize on the convergence of local and mobile advertising and the growth within this market segment.

•	Spending in search engine optimization is projected by Forrester Research to grow to $5.0 billion by 2014. We have entered this market with our PayPerPost and subsequent InPostLinks platforms.

Our Core Platforms

Below is an overview of our platforms:

• SocialSpark.com  is our premium social media marketing platform. Through SocialSpark.com, IZEA provides robust targeting and detailed analytics to advertisers. The site allows advertisers to develop large lists of high-quality blogs based on various criteria, such as relevancy, traffic and demographic data. The platform also enables advertisers to create targeted, large-scale social media campaigns with the click of a button and to observe campaign results in real time. SocialSpark.com is also used by larger brands interested in engaging in conversations with their consumer bases. This platform is an automated, scalable version of other blogger outreach services conducted by public relations agencies such as Porter Novelli, Edelman and Ketchum.

• SponsoredTweets.com is an online marketplace that allows consumers to connect directly with advertisers to engage in sponsored conversations through Twitter. Marketers pay for Twitter advertising campaigns on either a cost per tweet (CPT) or cost per click (CPC) basis. SponsoredTweets.com allows advertisers to hand pick individual tweeters, including celebrities, to participate in Twitter advertising campaigns. This platform is similar to Twitter’s Promoted Tweets.

• WeReward.com is a mobile incentive platform that allows business owners to drive purchases, reward loyalty and better understand their customers. WeReward.com promotes local businesses, consumer products and mobile applications through our proprietary application, which can be downloaded on iPhone, Android and Blackberry devices. Consumers are currently able to earn WeReward,com points at more than 15 million businesses in the United States. WeReward.com points act as a cash rebate, creating real value for users. This platform is similar to a combination of Facebook Places and Groupon daily deals.

• PayPerPost.com and InPostLinks.com are online marketplaces designed to facilitate search engine optimization efforts and allow advertisers to connect directly with bloggers to develop relevant blog post content and place text link advertising within blog posts. Both systems allow advertisers to compensate bloggers with cash in exchange for content and links back to websites. These platforms are similar to eBay for content generation and text link advertising.

SocialSpark.com and SponsoredTweets.com, our premium social media platforms, released in 2008 and 2009 respectively, combined represented 26% and 51% of our total revenue in 2009 and 2010, respectively. Large brand advertisers will use a combination of these platforms to fulfill advertising campaigns depending on their advertising goals. WeReward.com, our mobile incentive platform, was launched at the end of May 2010 and generated $10,000 in revenue in 2010 and is expected to generate more significant revenue starting in 2011.

Our first product launch in 2006, PayPerPost.com, and complementary product InPostLinks.com, are designed to facilitate search engine optimization efforts. These products combined represented 69% and 48% of our total revenue in 2009 and 2010, respectively. Revenue from these legacy products is expected to decline as a percentage of our total revenue and is not the focus of the business moving forward.

Growth Strategy

After four years of product development, our core platforms are completed and market-tested. Since 2006, IZEA have been developing our business to capitalize on the burgeoning social media industry and other social networking, mobile computing and e-commerce opportunities.

Our development efforts have included assembling an industry-experienced senior management team, launching multiple pioneering online marketplaces, developing a cross-platform internal sales force, refining our message to the market and beginning to significantly scale our product revenue. The key elements of our strategy to accelerate revenue growth and continue product development are:

•	Bolstering Our Sales Force and Locations. Recruiting and hiring seasoned outside sales team members and establishing sales offices in strategic cities, including Chicago, New York and Los Angeles.

•	Developing Strategic Partnerships. Establishing strategic partnerships with companies that can provide additional growth in our base of publishers and advertisers.

•	Seeking Complementary Acquisitions. Identifying and acquiring companies, technologies and assets to add to our portfolio of software services and drive additional near-term revenue.

•	Continuing to Enhance Products. Recruiting additional engineering team members to enhance our WeReward ecosystem and expanding support of our other technology platforms.

•	Expanding WeReward Marketing. Investing in consumer marketing for WeReward.com and increasing our user base to meet growing demand for mobile and local campaigns.

Customers

We currently have more than 50,000 registered advertisers across our platforms, of which approximately 10,000 advertisers have completed over 1.5 million SMS transactions to date. We typically enter into a master agreement, which incorporates the online terms of service of the specified IZEA website, with each of our advertiser customers. Under the master agreement, the advertiser may submit one or more insertion orders pursuant to which such advertiser provides advertising submissions relating to its website, product or service for posting through the specified IZEA website or service. The master agreement is terminable by us or our customers upon 30 days’ prior written notice or immediately if a material breach has occurred and is not promptly cured. Each party indemnifies the other with regard to various representations made by such party, including the advertiser’s representations that its content does not violate any law, or infringe any intellectual property right of another, is not false or deceptive, or defamatory or libelous, and is free of viruses and other computer programming that could damage any system data or personal information, and that it is not engaging in spamming. Fees under the master agreement are payable within 30 days after the date of our invoice in accordance with the terms agreed to in the applicable insertion order. The master agreement additionally provides for standard service disclaimers and limitations of liability for our benefit, as well as a reciprocal confidentiality provision. We also enter into browsewrap and clickwrap agreements with “self service customers” that agree to the terms of service available on the applicable IZEA website but do not separately enter into a master agreement with us.

We provide services to customers in multiple industry segments, including consumer products, retail/eTail, technology and travel. Our customers are predominantly located in the United States followed by the United Kingdom, Canada, Europe, Russia and 50 other countries. None of our customers accounted for more than 10% of our revenue in the years ended December 31, 2009 and 2010. Set forth below is a list of our largest customers, grouped by platform, and listed in terms of 2010 product purchases:

SocialSpark.com and SponsoredTweets.com	PayPerPost.com and InPostLinks.com
Microsoft	Zenni Optical
TRESommé	Webhostrating.com
TiVo	Web.com
Kao Brands	The Search Agency
Glidden Paint
Moxie Interactive
NavTeq
Tabasco (McIlhenny Company)
Ramblers Way Farm
Tom’s of Maine

Sales and Marketing

We primarily sell social media sponsorships through our self-service platforms, directly through our internal sales team and, to a lesser extent, by utilizing distribution relationships such as resellers, affiliates and white label partners. We target local, national and global brands and advertising agencies in the following ways:

•
Self-Service Platforms. Each of our platforms has been developed as a self-service platform to enable advertisers and agencies of all sizes to independently access the IZEA network of social media publishers and implement their own social media sponsorships. Self-service customers extend our company's global reach.

•
Internal Solutions Sales Team. We have developed an internal sales team of eight solution sales personnel who are each assigned a geographic territory, primarily within the United States. This sales force is responsible for identifying and managing sales opportunities in their respective regions. Certain sales representatives focus on specific platforms and identify global sales opportunities in a specific industry vertical, such as search engine optimization (SEO) or mobile check-ins.

•
Resellers and Distribution Partners. We have developed a group of independent resellers and distribution partners which are responsible for selling one or more of our platforms under an independent contractor relationship. We maintain two types of reseller relationships -local resellers and distribution partners. Local resellers focus their efforts on distributing our WeReward.com platform to small businesses in local communities throughout the United States. Our distribution partners are complementary relationships that may involve cross-selling activities.

•
Affiliates. Three of our platforms, SocialSpark.com, SponsoredTweets.com and WeReward.com contain self-service affiliate programs designed to compensate social media publishers for referring other publishers to join these platforms. These programs provide ongoing compensation of 10% of the referee’s earnings to the referrer for a two year period. To date, this has proven to be an efficient method of attracting new social media publishers into our publisher network.

•
White Label Partners. The SocialSpark.com and SponsoredTweets.com platforms have also been developed to support white label partners. These partners can operate their own co-branded version of either of these platforms, enabling them to develop their own sales efforts, implement SMS initiatives and tap into our publisher network on a revenue-sharing basis. Currently, Valassis is operating a white label version of SponsoredTweets.com under its Red Plum Tweets brand.

We focus our corporate marketing efforts on increasing brand awareness, communicating each of our platform advantages, generating qualified leads for our sales team and growing our social media publisher network. Our corporate marketing plan is designed to continually elevate awareness of our brand and generate demand for social media sponsorships. We rely on a number of channels in this area, including tradeshows, third party social media platforms (e.g., Facebook and Twitter), IZEA hosted community events, paid search, public relations and our website.

Technology

Our solutions span from blogs to status updates to mobile applications. We aggregate social media publishers into online marketplaces creating scale and targeting. We provide the ability to target publishers based on software rules. We provide self-service platforms that service all business types and sizes. Advertisers can choose the model that best fits their marketing objective: cost per post (CPP) for buzz, cost per click (CPC) for traffic, or cost per action (CPA) for sales. Unlike traditional public relations, advertisers only pay for completed posts, clicks or individual actions as determined by the advertiser. We provide trackable results by automatically embedding tracking links and pixels, as well as support, for third-party tracking (such as DART). We also provide dashboards for real-time reporting, providing immediate feedback. We have the ability to seed thousands of conversations overnight, with room to grow.

Product Development

Our product development team is responsible for platform and infrastructure development, application development, user interface and application design, enterprise connectivity, Internet applications and design, quality assurance, documentation and release management. A core strength of our company is our knowledge and experience launching and operating scalable social media marketplaces. Our product development expenses were $813,591 and $870,030 (included in general and administrative expenses),consisting primarily of salaries paid to development personnel, for the years ended December 31, 2009 and 2010, respectively.

Competition

We face competition from multiple companies in the SMS industry. Direct and indirect competitors in the SMS space include Facebook, Glam Media, Federated Media, BlogHer, Ad.ly, Mom Central, Foursquare and Groupon. In addition, there are a number of agencies, public relations firms and niche consultancies that provide social media programs and conduct blogger outreach programs.

Revenue Model

The marketplace model of our platforms generates revenue in a manner similar to other online business transaction “matchmaking” services such as Google AdWords and eBay. Typically, for each dollar a marketer or advertiser spends with us, a portion goes to social media publishers and a portion stays with us for connecting the participants, managing the campaign and providing performance metrics.

We were able to achieve gross margins on all our products of approximately 52% in 2010. We are constantly reviewing methods to further increase margins through technology advancements, rebalancing our revenue mix to focus on newer releases, such as WeReward.com, and entering new high-margin social media markets.

Proprietary Rights

Proprietary rights are important to our success and our competitive position. To protect our proprietary rights, we rely on service marks and trade secret laws, confidentiality procedures and contractual provisions.

We do not have patents on any of our technology or applications. We have registered seven service marks to date, including “IZEA,” “PayPerPost,” “Blogger’s Choice Awards” and “Postie,” and have applied for registration or are in the processing of applying for 11 additional service marks including “WeReward,” “Blogroll” and “Get Everyone Talking,” in the United States and in various foreign countries and will seek to register additional service marks as appropriate. There can be no assurance that we will be successful in obtaining the service marks for which we have applied. Even if these applications are approved, the marks may be successfully challenged by others or invalidated. If the applications are not approved because third parties own the service marks, the use of the marks will be restricted unless we enter into arrangements with the third parties which may be unavailable on commercially reasonable terms. We also own more than 700 domain names.

We cannot assure you that any of our proprietary rights with respect to our products or services will be viable or of value in the future since the validity, enforceability and type of protection of proprietary rights in Internet-related industries are uncertain and still evolving.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States, and effective copyright, trademark and trade secret protection may not be available in those jurisdictions. Our means of protecting our proprietary rights may not be adequate to protect us from the infringement or misappropriation of such rights by others.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights, particularly in the software and Internet-related industries. We could become subject to intellectual property infringement claims as the number of our competitors grows and our products and services overlap with competitive offerings. These claims, even if not meritorious, could be expensive to defend and could divert management’s attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial award of damages and to develop non-infringing technology, obtain a license or cease selling the products that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, if at all.

Government Regulation

Our activities are not currently subject to any particular regulations by governmental agencies other than those routinely imposed on corporate businesses. However, the advertisers that use our platforms are subject to Federal Trade Commission and state rules on advertising and marketing on the Internet, including truth-inadvertising rules, online advertising disclosures and the CAN-SPAM Act (Controlling the Assault of Non-Solicited Pornography and Marketing Act) of 2003. To date, we have not been materially impacted by these rules because our platforms are designed to ensure that proper disclosures are made in connection with every publication. We cannot predict the impact of future regulations on either us or advertisers that use our platforms.

Employees

As of May 17, 2011, we had a total of 31 full-time employees, including 12 in product development, 11 in sales and marketing, 5 in services and 3 in administration and finance. None of our employees is represented by a collective bargaining agreement, nor have we experienced any work stoppage. We consider our relations with our employees to be good. Our future success depends on our continuing ability to attract and retain highly qualified engineers, graphic designers, computer scientists, sales and marketing and senior management personnel.

Facilities

Our principal executive offices occupy approximately 8,000 square feet in Orlando, Florida under a lease that expires in December 2012. Total rent payments for 2010 at this location was approximately $226,000 and are anticipated to be approximately $235,000 in 2011 and $244,000 in 2012. We believe that our facilities are adequate to meet our needs for the foreseeable future.

Legal Proceedings

We are not involved in any pending or threatened legal proceedings.

Reports to Security Holders

We will file the necessary reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including but not limited to, current reports on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q. You may read and copy these reports, statements or other information filed by us in the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the Website maintained by the SEC at www.sec.gov .

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,”

“plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Company Overview

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control.  See “Forward-Looking Statements.” Our actual results may differ materially.

IZEA is a leader in social media sponsorships (SMS), a segment within social media that connects social media publishers with advertisers.  We accomplish this through our five online marketplaces: WeReward.com, SponsoredTweets.com, SocialSpark.com, PayPerPost.com and InPostLinks.com. Our customers include a wide range of small and large businesses, including Fortune 500 companies, as well as advertising agencies.  We generate our revenue through the sale of social media sponsorships to our customers.  We fulfill these sponsorships through our marketplace platforms connecting social media publishers such as bloggers, tweeters and mobile application users.

Results of Operations

The following table presents the results of operations of Izea, Inc. for the years ended December 31, 2010 and 2009.

Year ended December 31,	2010	2009

Revenue	$3,821,538	$2,834,359

Cost of sales	1,819,031	1,343,159

Gross profit	2,002,507	1,491,200

Operating expenses:
General and administrative	3,048,221	3,170,054
Sales and marketing	766,946	577,529
Licenses and subscriptions	270,480	213,582
Loss on impairment of intangible asset	-	99,949

Total operating expenses	4,085,647	4,061,114

Loss from operations	(2,083,140)	(2,569,914)

Other income (expense):
Interest income	133	4,464
Interest expense	(74,644)	(90,243)
Other income (expense), net	(108)	1,921

Total other income (expense)	(74,619)	(83,858)

Net loss	$(2,157,759)	$(2,653,772)

Year Ended December 31, 2010 Compared with Year Ended December 31, 2009

Revenues

Revenues for the year ended December 31, 2010 increased to $3,821,538 from $2,834,359 for the year ended December 31, 2009, an increase of 34.8%.  The increase is primarily attributable to growth of our customer base through our expanded sales force and through budget increases among existing customers. The primary drivers of this growth were an overall increase in customer base and product launches of SocialSpark.com and SponsoredTweets.com in 2008 and 2009 respectively.  These products accounted for 51% of our revenue in 2010, an increase from 26% in 2009.

Given the continued overall growth in online advertising, coupled with other strategic initiatives undertaken by IZEA, including the continued enhancement of our technology platform and our continued ability to acquire bloggers, tweeters and other consumer content creators, we expect to continue to increase our advertising customer base and revenues on a year-over-year basis.

Cost of Revenues and Gross Profit

Cost of revenues for the year ended December 31, 2010 increased to $1,819,031 from $1,343,159 for the year ended December 31, 2009, an increase of 35.4%.  The increase is primarily attributable to the growth in advertising campaigns requiring the purchase of appropriate levels of sponsorships from publishers. Cost of revenues is comprised primarily of the amounts we pay to social media publishers in IZEA’s online network.  Cost of revenues represented 47.6% of revenues for the year ended December 31, 2010 compared to 47.4% of revenues for the year ended December 31, 2009.

Gross profit for the year ended December 31, 2010 increased to $2,002,507 from $1,491,200 for the year ended December 31, 2009, an increase of 34.3%.  Our gross margin remained steady at  52.4% for the year ended December 31, 2010 compared to 52.6% for the year ended December 31, 2009.

Operating Expenses

Operating expenses consist of general and administrative, sales and marketing and licenses and subscriptions related to technology support.  Total operating expenses for the year ended December 31, 2010 increased to $4,085,647 from $4,016,114 for the year ended December 31, 2009, an increase of  .6%.  The increase is primarily attributable to headcount expansion from 26 employees at December 31, 2009 to 34 employees at December 31, 2010 which was partially offset by a loss on impairment of intangible asset during 2009.  We expect to hire up to 20 new employees in 2011 to support the growth of our business and the ongoing innovation, development and marketing of our platforms.

General and administrative expenses consist primarily of executive, administrative, operations and product development and support compensation (including non-cash stock based compensation), facilities costs, insurance, depreciation, professional fees, investor relations fees and bad debt expense.  General and administrative expenses for the year ended December 31, 2010 decreased to $3,048,221from $3,170,054 for the year ended December 31, 2009, a decrease of 3.8%.

Sales and Marketing

Sales and marketing expenses consist primarily of compensation  for sales and marketing and related support resources, sales commissions and trade show expenses. Sales and marketing expenses for the year ended December 31, 2010 increased to $766,946 from $577,529 for the year ended December 31, 2009, an increase of 32.8%.   The increase is primarily attributable to our increased sales-force expansion focusing primarily on SocialSpark.com and SponsoredTweets.com.

Licenses and subscriptions

Licenses and subscription expenses consist primarily of fees for hosting our product platforms and software as a service used by our product platforms and our sales and marketing efforts.  Licenses and subscriptions expenses for the year ended December 31, 2010 increased to $270,480 from $213,582 for the year ended December 31, 2009, an increase of 26.6%.  The increase is primarily attributable to the increased activity in our product platforms.

Loss on Impairment

Loss on impairment was $0 for the year ended December 31, 2010 and $99,949 for the year ended December 31, 2009.  The impairment resulted from the discontinued use in January 2009 of certain intellectual property and a software license purchased in February 2007.

Net Loss

Net loss for the year ended December 31, 2010 was $(2,157,759) compared to a net loss of $(2,653,772) for the year ended December 31, 2009.  The  reduction in our net loss was attributable to strong revenue growth, reduced operating expenses which grew at a slower pace than revenue and the loss from impairment of intangible assets during fiscal 2009 which did not reoccur in fiscal 2010.

Capital Resources and Liquidity

Our cash position was $1,503,105 as of December 31, 2010, an increase of $987,659 compared to December 31, 2009.  Cash used for operating activities was $1,926,268 during the year ended December 31, 2010 and was primarily a result of our net loss during the year and an increase in accounts and other receivables, offset by an increase in accounts payable.  Cash provided by financing activities was $2,918,481 during the year ended December 31, 2010 as a result of proceeds received from the sale of our Series A-2 preferred stock and issuance of convertible notes payable, partially offset by payments on our bank note payable.

Significant losses from operations have been incurred since inception and there is an accumulated deficit of $14,152,192 as of December 31, 2010.  Continuation as a going concern is dependent upon attaining profitable operations through achieving revenue growth targets while maintaining current fixed expense levels. Cost reductions were implemented during 2010 through headcount and overhead cost reductions. Cash provided by operations is relied upon to satisfy the Company’s projected working capital, capital expenditure needs and debt obligations through December 31, 2011.  However, if cash provided by operations is not sufficient, management plans to obtain additional debt or equity financing.  On May 11, 2011, we issued Bridge Notes (as defined herein) in the total amount of $500,000 to individual investors at an annual interest rate of 6%.  The Bridge Notes are due and payable upon the earlier of six months following the date of the Bridge Note or the date that we consummate an offering or offerings raising gross proceeds of at least $3 million.

On July 15, 2008, the Company entered into a $1,000,000 Loan and Security Agreement (“Note Payable”) with Silicon Valley Bank, with an interest rate of 8% per annum, payable monthly.  Interest only was payable through December 31, 2008.  Repayment of principal is due in thirty-six consecutive equal monthly installments beginning in January 2009, or approximately $333,333 per year through December 31, 2011. The Note Payable is secured by all assets of the Company. The principal balance outstanding on the note payable was $333,333 at December 31, 2010 and will be repaid during fiscal 2011.

On September 23, 2009, February 25, 2010 and April 16, 2010 the Company entered into unsecured convertible promissory notes (“Convertible Notes”) with the Company’s current preferred stockholders to fund operations until alternative financing could be closed.  Proceeds under the Convertible Notes totaled $798,561, $300,000 and $300,000 respectively for a total of $1,398,561. The Convertible Notes were senior to all obligations other than the debt owed to Silicon Valley Bank, and accrued interest at the rate of 8% per annum.  In May 2010, all of the holders of the Convertible Notes converted their $1,444,800 notes payable (including accrued interest) into 4,721,563 shares of the

Company’s newly created Series A-2 Preferred Stock in connection with the sale of Series A-2 Preferred Stock.

Off Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Company

We have a limited operating history and are subject to the risks encountered by early-stage companies.

We were incorporated in the state of Florida in February 2006 as PayPerPost, Inc., reincorporated in the state of Delaware in September 2006 and changed our corporate name to IZEA, Inc. in November 2007. Because we have a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•
risks associated with our dependence on our core platforms, SocialSpark.com, SponsoredTweets.com and WeReward.com, and related services, for substantially all of our revenues for the foreseeable future;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of losses, expect future losses and cannot assure you that we will achieve profitability.

We have incurred significant net losses and negative cash flow from operations since our inception. We incurred net losses of $(2,653,772) in 2009 and $(2,157,759) in 2010. As of December 31, 2010, we had an accumulated deficit of $(14,152,192). Although our revenue has increased since inception, we have not achieved profitability and cannot be certain that we will be able to sustain these growth rates or realize sufficient revenue to achieve profitability. We expect to derive substantially all of our revenue for the foreseeable future from our core social media marketing platforms, SocialSpark.com, SponsoredTweets.com, WeReward.com, PayPerPost.com and InPostLinks.com and related services. Moreover, we also expect to continue to incur significantly greater sales and marketing, product development, and general and administrative expenses. As a result of all of the foregoing, we expect to incur losses through at least 2012 and will need to generate significantly higher revenue in order to achieve profitability. If we achieve profitability, we may not be able to sustain it.

The Internet advertising landscape is subject to numerous changes that could cause our revenue to decline.

Our business models may not continue to be effective in the future for a number of reasons, including the following:

•	click and conversion rates may decline as the number of advertisements and ad formats on the web increases;

•	web users can install “filter” software programs which allow them to prevent advertisements from appearing on their computer screens or in their email boxes;

•	Internet advertisements are, by their nature, limited in content relative to other media;

•	companies may be reluctant or slow to adopt online advertising that replaces, limits or competes with their existing direct marketing efforts;

•	companies may prefer other forms of Internet advertising we do not offer, including certain forms of search engine placements;

•	companies, such as Facebook and Twitter, may no longer grant us access to their websites in connection with our SMS platforms;

•	companies may not utilize online advertising due to concerns of “click-fraud,” particularly related to search engine placements; and

•	regulatory actions may negatively impact certain business practices that we currently rely on to generate a portion of our revenue and profitability.

If the number of companies that purchase online advertising from us does not grow, we may experience difficulty in attracting publishers, and our revenue could decline.

Our social media sponsorship business is subject to the risks associated with word-of-mouth advertising and blog endorsements, such as violations of the “truth-in-advertising” and other similar regulatory requirements and, more generally, loss of consumer confidence.

Our social media sponsorship business relies, in part, on payments to bloggers and other social media users to endorse specific products. If consumers are not aware that we are paying such bloggers and other social media users to provide the endorsements that they are relying on, then we could be subject to penalties under “truth-inadvertising” and similar regulations. More generally, if there is negative consumer perception of the practice of undisclosed compensation of bloggers and other social media users to endorse specific products, then our business could be adversely impacted.

A decline in the demand for either our core social media marketing platforms or related services would seriously harm our revenue and margins.

Our core social media marketing platforms, SocialSpark.com, SponsoredTweets.com, WeReward.com, PayPerPost .com and InPostLinks.com, and related services, accounted for substantially all of our revenue in 2009 and 2010. We anticipate that revenue from these core platforms and related services will continue to constitute substantially all of our revenue for the foreseeable future. Consequently, a decline in demand for these platforms or their failure to achieve broad market acceptance would seriously harm our business.

Our lengthy sales cycle could cause delays in revenue growth.

The period between our initial contact with a potential customer and the purchase of our products and services is often long. A customer’s decision to purchase our products and services requires the commitment to Internet-related and mobile marketing, involves a significant allocation of resources and is influenced by a customer’s budgetary cycles. To successfully sell our products and services, we generally must educate our potential customers regarding the use and benefits of our products and services, which can require significant time and resources. Many of our potential customers are large enterprises that generally take longer to make significant business decisions. Our typical sales cycle has been approximately three to twelve months. The delay or failure to complete sales in a particular quarter could reduce our revenue in that quarter, as well as subsequent quarters over which revenue for the sale would likely be recognized. If our sales cycle unexpectedly lengthens in general or for one or more large orders, it would adversely affect the timing of our revenue and our revenue growth. If we were to experience a delay of several weeks on a large order, it could harm our ability to meet our forecasts for a given quarter.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Edward H. (Ted) Murphy, our President and Chief Executive Officer and Donna L. Mackenzie, our Chief Financial Officer. We maintain key-man life insurance on the life of Mr. Murphy in the amount of $1.5 million. We may not be successful in attracting, assimilating and retaining our employees in the future.

Our future success and our ability to expand our operations will also depend in large part on our ability to attract and retain additional qualified engineers, graphic designers, computer scientists, sales and marketing and senior management personnel. Competition for these types of employees is intense due to the limited number of qualified professionals and the high demand for them, particularly in the Orlando, Florida area, where our headquarters is located. We have in the past experienced difficulty in recruiting qualified personnel. Failure to attract, assimilate and retain personnel, particularly tech and sales and marketing personnel, would have a material adverse effect on our business and potential growth.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

We have experienced a period of rapid and substantial growth that has placed, and if such growth continues, will continue to place, a strain on our administrative infrastructure. As our business needs expand, we intend to hire a significant number of employees. This expansion is placing a significant strain on our managerial and financial resources. To manage the expected growth of our operations and personnel, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

•	install enhanced management information systems; and

•	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

Intense competition in our target market could impair our ability to grow and to achieve profitability.

The Internet advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products and services obsolete and unmarketable or require unanticipated technology or other investments. Our failure to adapt successfully to these changes could harm our business, results of operations and financial condition.

The market for Internet advertising and related products and services is highly competitive. We expect this competition to continue to increase, in part because there are no significant barriers to entry to our industry. Increased competition may result in price reductions for advertising space, reduced margins and loss of market share. Our principal competitors include other companies that provide advertisers with Internet advertising solutions and companies that offer pay per click search services.

Competition for advertising placements among current and future suppliers of Internet navigational and informational services, high-traffic websites and Internet service providers, as well as competition with other media for advertising placements, could result in significant price competition, declining margins and reductions in advertising revenue. In addition, as we continue our efforts to expand the scope of our web services, we may compete with a greater number of web publishers and other media companies across an increasing range of different web services, including in vertical markets where competitors may have advantages in expertise, brand recognition and other areas. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition could be negatively affected. We also compete with traditional advertising media, such as direct mail, television, radio, cable and print for a share of advertisers’ total advertising budgets. Many current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical, sales and marketing resources. As a result, we may not be able to compete successfully. If we fail to compete successfully, we could lose customers or advertising inventory and our revenue and results of operations could decline.

Many of our competitors have longer operating histories, substantially greater financial, technical, marketing or other resources, or greater name recognition than we do. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Competition could seriously impede our ability to sell additional products and services on terms favorable to us. Our current and potential competitors may develop and market new technologies that render our existing or future products and services obsolete, unmarketable or less competitive. Our current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves, thereby increasing the availability of their services to address the needs of our current and prospective customers. We may not be able to compete successfully against our current and future competitors, and competitive pressures that we encounter may seriously harm our business.

A breach of Internet commerce security measures could reduce demand for our products and services.

A requirement of the continued growth of Internet-based, business-to-business electronic commerce and related advertising is the secure transmission of confidential information over public networks. Failure to prevent security breaches of our core platforms, SocialSpark.com, SponsoredTweets.com, WeReward.com, PayPerPost.com and InPostLinks.com or our customers’ networks, or well-publicized security breaches affecting the Internet in general, could significantly harm our growth and revenues. We cannot be certain that advances in computer capabilities or other developments will not result in a compromise or breach of the algorithms we use to protect content in our core platforms, or within our customers’ networks or proprietary information in our databases. Anyone who is able to circumvent our security measures could misappropriate proprietary and confidential information or could cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Concerns over the security of the Internet and other online transactions and the privacy of users may also deter people from using the Internet to conduct transactions that involve transmitting confidential information.

We may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our financial results.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to the Internet covering issues such as:

•	user privacy;

•	taxation;

•	right to access personal data;

•	copyrights;

•	distribution; and

•	characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to the Internet is uncertain. The vast majority of these laws were adopted prior to the broad commercial use of the Internet and related technologies. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the Internet marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

Our market is subject to rapid technological change and, to compete, we must continually enhance our products and services.

We must continue to enhance and improve the performance, functionality and reliability of our products and services. The software and electronic commerce and advertising industries are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. In the past, we have discovered that some of our customers desire additional performance and functionality not currently offered by our products. Our success will depend, in part, on our ability to both internally develop and license leading technologies to enhance our existing products and services, develop new products and services that address the increasingly sophisticated and varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our technology and other proprietary technology involves significant technical and business risks. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business.

Delays in releasing enhanced versions of our products and services could adversely affect our competitive position.

As part of our strategy, we expect to periodically release enhanced versions of our core platforms, SocialSpark.com, SponsoredTweets.com, WeReward.com, PayPerPost.com and InPostLinks.com, and related services. Even if our new versions contain the features and functionality our customers want, in the event we are unable to timely introduce these new product releases, our competitive position may be harmed. We cannot assure you that we will be able to successfully complete the development of currently planned or future products in a timely and efficient manner. Due to the complexity of these products, internal quality assurance testing and customer testing of pre-commercial releases may reveal product performance issues or desirable feature enhancements that could lead us to postpone the release of these new versions. In addition, the reallocation of resources associated with any postponement would likely cause delays in the development and release of other future products or enhancements to our currently available products. Any delay in releasing other future products or enhancements of our products could cause our financial results to be adversely impacted.

If our technology platforms contain defects, we may need to suspend their availability and our business and reputation would be harmed.

Platforms as complex as ours often contain unknown and undetected errors or performance problems. Many serious defects are frequently found during the period immediately following introduction and initial release of new platforms or enhancements to existing platforms. Although we attempt to resolve all errors that we believe would be considered serious by our customers before making our platforms available to them, our products are not error-free. These errors or performance problems could result in lost revenues or delays in customer acceptance and would be detrimental to our business and reputation. We may not be able to detect and correct errors before releasing our product commercially. We cannot assure you that undetected errors or performance problems in our existing or future products will not be discovered in the future or that known errors, considered minor by us, will not be considered serious by our customers, resulting in a decrease in our revenues.

If third parties claim that we infringe their patents, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in our market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We may be subject to lawsuits for information displayed on our websites and the websites of our advertisers and social media publishers, which may affect our business.

Laws relating to the liability of providers of online services for activities of their advertisers or of social media publishers (such as bloggers, mobile users and tweeters) and for the content of their advertisers’ listings are currently unsettled. It is unclear whether we could be subjected to claims for defamation, negligence, copyright or trademark infringement or claims based on other theories relating to the information we publish on our websites or the information that is published across our core platforms. These types of claims have been brought, sometimes successfully, against online services, as well as print publications in the past. We may not successfully avoid civil or criminal liability for unlawful activities carried out by our advertisers or social media publishers. Our potential liability for unlawful activities of our advertisers or social media publishers or for the content of our advertisers’ listings could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings. Our insurance may not adequately protect us against these types of claims and the defense of such claims may divert the attention of our management from our operations. If we are subjected to such lawsuits, it may adversely affect our business.

If we fail to detect click-through fraud, we could lose the confidence of our advertisers and advertising partners, thereby causing our business to suffer.

We are exposed to the risk of fraudulent or illegitimate clicks on our sponsored listings. If fraudulent clicks are not detected, the affected advertisers may experience a reduced return on their investment in our advertising programs because the fraudulent clicks will not lead to revenue for the advertisers. As a result, our advertisers and advertising partners may become dissatisfied with our advertising programs, which could lead to loss of advertisers, advertising partners and revenue.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position.

Our success depends upon our proprietary technology. We rely primarily on service mark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. As part of our confidentiality procedures, we enter into non-disclosure agreements with our employees and consultants. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We do not have any patents on our technology or applications. In addition, effective protection of intellectual property rights is unavailable or limited in certain foreign countries. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold. For more detailed information regarding the protection of our proprietary rights, see “Business – Proprietary Rights.”

We may not be able to secure necessary funding in the future and may be forced to curtail our growth strategy.

We require substantial working capital to fund our business. We have had significant operating losses and negative cash flow from operations since inception and expect this to continue for the foreseeable future.  If our capital requirements increase materially from those currently planned, we may require additional financing sooner than anticipated. If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution or such equity securities may have rights, preferences or privileges senior to those of the holders of our stock. Additional financing may not be available when needed on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may be forced to curtail our growth strategy and be unable to develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures.

Risks Relating to our Organization and our Common Stock

Our management will be able to exert control over us to the detriment of minority stockholders.

Our executive officers and directors own approximately 68% of our outstanding common stock. These stockholders, if they act together, will continue following this offering to be able to control our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock. For more information, see “Security Ownership of Certain Beneficial Owners and Management.”

Exercise of options and warrants will dilute your percentage of ownership.

We may issue options to purchase up to 7,100,000 shares of common stock under our 2011 Equity Incentive Plan. In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

If our products prove to be commercially valuable, it is likely that we will experience a rapid growth phase that could place a significant strain on our managerial, administrative, technical, operational and financial resources.  Our organization, procedures and management may not be adequate to fully support the expansion of our operations or the efficient execution of our business strategy.  If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

Our earnings are subject to substantial quarterly and annual fluctuations and to market downturns.

Our revenues and earnings may fluctuate significantly in the future.  General economic or other political conditions may cause a downturn in the market for our products or technology.  Despite the recent improvements in market conditions, a future downturn in the market for our products or technology could adversely affect our operating results and increase the risk of substantial quarterly and annual fluctuations in our earnings.  Any prolonged credit crisis or currency crisis may result in the insolvency of key suppliers resulting in product delays; delays in reporting and/or payments from our distributors; the inability of our customers to obtain credit to finance purchases of our products; customer insolvencies that impact our customers’ ability to pay us and cause our customers to change delivery schedules, cancel committed purchase orders or reduce purchase order commitment projections; uncertainty in global economies, which could impact demand for our  products in various regions; counterparty failures negatively impacting our treasury operations; and the inability to utilize federal and/or state capital loss carryovers.  Our future operating results may be affected by many factors, including, but not limited to: our ability to retain existing or secure anticipated customers, both domestically and internationally; our ability to develop, introduce and market new products and services on a timely basis; management of inventory by us and our customers and their customers in response to shifts in market demand; changes in the mix of products developed, produced and sold; seasonal customer demand; and disputes with our customers.  These factors affecting our future earnings are difficult to forecast and could harm our quarterly and/or annual operating results.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure may create uncertainty regarding compliance matters. New or changed laws, regulations and standards are subject to varying interpretations in many cases. As a result, their application in practice may evolve over time. We are committed to maintaining high standards of corporate governance and public disclosure. Complying with evolving interpretations of new or changed legal requirements may cause us to incur higher costs as we revise current practices, policies and procedures, and may divert management time and attention from revenue generating to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation might also be harmed.

As a result of the Exchange, IZEA became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

As a result of the Exchange, IZEA became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if IZEA had remained privately held and did not consummate the Exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs in 2011 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Our stock price may be volatile.

The stock market in general, and the stock prices of technology-based and wireless communications companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company.  The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited "public float" in the hands of a small number of persons who sales or lack of sales could result in positive or negative pricing pressure on the market prices of our Common Stock;

●	sales of our Common Stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	period-to-period fluctuations in our financial results; and

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our Common Stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our Common Stock.  We cannot predict how liquid the market for our Common Stock might become.  Our Common Stock is quoted for trading on the OTC Bulletin Board, however, as soon as is practicable, we anticipate applying for listing of our Common Stock on either the NYSE Amex, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our Common Stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our Common Stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell substantial amounts of our Common Stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our Common Stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  .

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our Common Stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for our company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us.  We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information.  We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.  Our investors may be willing, from time to time, to encourage investor awareness through similar activities.  Investor awareness activities may also be suspended or discontinued which may impact the trading market of our Common Stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our Common Stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as the Common Stock sold in this Offering is registered and until such time as the restricted shares of the Company are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  A small percentage of our outstanding Common Stock will initially be available for trading, held by a small number of individuals or entities.  Accordingly, the supply of Common Stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that our or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock, will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of stock.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of May 17, 2011 regarding the beneficial ownership of our common stock, taking into account the consummation of the Exchange and the Split-Off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o IZEA, Inc., 150 N. Orange Avenue, Suite 412, Orlando, FL 32801.  Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of May 17, 2011, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name ofBeneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Edward H. Murphy (2)	13,556,889	38.73%
Donna Mackenzie (3)	10,433,464	29.81%
All executive officers and directors as a group (2 persons)	23,990,353	68.54%

__________________

(1) Based on 35,000,000 shares of common stock outstanding as of May 17, 2011

(2) Mr. Murphy is our President and Chief Executive Officer.  Includes 549,078 shares of common stock held by MindComet Corp.  Mr. Murphy holds investment and dispositive power over shares of the Company held by MindComet Corp. Also includes options to purchase 2,506,665 shares of common stock, which have been assumed by the Company and issued pursuant to the Company’s 2011 Equity Incentive Plan and which are exercisable within 60 days.

(3) Ms. Mackenzie is our Chief Financial Officer.  Also includes options to purchase 295,000 shares of common stock, which have been assumed by the Company and issued pursuant to the Company’s 2011 Equity Incentive Plan and which are exercisable within 60 days.

Executive Officers and Directors

The following persons became our executive officers and directors on May 12, 2011, upon effectiveness of the Exchange, and hold the positions set forth opposite their respective names.

Name	Age	Position
Edward H. (Ted) Murphy	34	President, Chief Executive Officer and Director
Donna L. Mackenzie	50	Chief Financial Officer, Secretary and Treasurer

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, directors and key employees are as follows:

Edward H. (Ted) Murphy, Founder, President, Chief Executive Officer and Director, founded our company in February 2006 as part of MindComet Corp. (“Mindcomet”), an interactive advertising agency that he started in 1999 and served as Chief Executive Officer. IZEA was later spun out of MindComet in September 2006. Mr. Murphy attended Florida State University before starting MindComet and several other earlier Internet-related businesses. Mr. Murphy was appointed as a director based on his industry knowledge and his experience as the founder of IZEA, Inc.

Donna L. Mackenzie, Chief Financial Officer, Secretary, Director and Vice President of Operations, who joined IZEA, Inc. in September 2007, as a senior executive leading our financial, operational and customer service areas. Ms. Mackenzie was previously the Senior Vice President and Chief Financial Officer of Channel Intelligence, Inc. from 2003 to June 2007. Ms. Mackenzie currently serves as the President of the Central Florida Chapter of Financial Executives Institute (FEI), and also serves on the CFO Conference Committee and the Operational Finance and Accounting advisory group of the American Institute of Certified Public Accountants (AICPA) and past service on the AICPA Business and Industry Executive Committee. She is a licensed Certified Public Accountant in the State of Florida. Ms. Mackenzie holds a B.B.A. degree in accounting from the University of Alaska, Anchorage.   Ms. Mackenzie was appointed as a director based on general industry and financial and accounting-related experience.

Family Relationships

There are no family relationships between or among the above directors and/or executive officers.

Involvement in Certain Legal Proceedings

Except as set forth in the director and officer biographies above, to the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our chief executive officer and chief financial officer.  No other executive officer had annual compensation in excess of $100,000 during the last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Edward H. Murphy President and Chief Executive Officer	2009	160,000	--	---	---	160,000
	2010	160,000	---	---	---	160,000
Donna Mackenzie Chief Financial Officer and Secretary	2009	180,000	---	---	---	180,000
	2010	180,000	---	---	---	180,000
Daniel R. Rua, Executive Chairman ***	2009	---	---	---	---	---
	2010	30,000	---	---	---	30,000
Daniel Brandt Former Chief Executive Officer *	2010	---	---	---	---	----

Anthony Barron, Former Chief Executive Officer and Treasurer **	1,000	---	---	---	---	$1,000

*	Appointed in May 2008 and resigned from all positions on April 23, 2010
**   Appointed on April 23, 2010 and resigned from all positions on May 12, 2011
*** Served as Executive Chairman of IZEA, Inc. from August 2010 to May 2011.
___________

Outstanding Equity Awards At 2010 Fiscal Year-End

The Company did not have an equity incentive plan in place as of December 31, 2010. Listed below is information with respect to unexercised options, stock that has not vested and equity incentive awards for each Named Executive Officer as of December 31, 2010 pursuant to the incentive stock plan of Izea, Inc.:

OPTION AWARDS					STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)

Daniel Brandt*	0	0	0	N/A	0

Anthony Barron**	0	0	0	N/A	0

Edward Murphy***	1,795	1,795	$1.10	4/3/2013	561

Donna Mackenzie***	40,000	40,000	$1.10	9/16/2012	6,667

Daniel R. Rua****	0	0	0	N/A	0

*	Appointed in May 2008 and resigned from all positions on April 23, 2010
**	Appointed on April 23, 2010 and resigned from all positions on May 12, 2011.
***	Options issued under Izea, Inc’s Stock Plan. Such options will be assumed by the Company pursuant to its 2011 Equity Incentive Plan and issued in such amounts and with such strike prices as determined by the Board of the Company based on a current valuation.
****	Served as Executive Chairman of IZEA, Inc. from August 2010 to May 2011.

Equity Compensation Plan Information

On May 12, 2011, our Board adopted the 2011 Equity Incentive Plan .  The 2011 Equity Incentive Plan reserves 7,100,000 shares of common stock for grant to directors, officers, consultants, advisors or employees of the Company.

Director Compensation

For the fiscal year ended December 31, 2010, we did not compensate our directors for their services.

Employment Agreements

On May 14, 2011, we entered into an employment agreement with Edward Murphy pursuant to which Mr. Murphy will serve as our President and Chief Executive Officer and with Donna Mackenzie, pursuant to which Ms. Mackenzie will serve as our Chief Financial Officer.

Pursuant to the employment agreement with Mr. Muphy, Mr. Murphy will serve as the Company’s President and Chief Exeuctive Officer until December 31, 2014 in consideration for an annual salary of $195,000 and, at the discretion of the Board, a cash bonus in an amount to be determined by the Board of up to 50% of his annual base salary and an options bonus of up to 200% of his annual base salary, based on Mr. Murphy meeting and exceeding mutually agreed upon performance goals for the Company or a division of the Company. The bonus will be issued no later than March 1 of each year.

Pursuant to the employment agreement with Ms. Mackenzie, Ms. Mackenzie will serve as the Company’s Chief Financial Officer until December 31, 2014 in consideration for an annual salary of $195,000 and, at the discretion of the Board, a cash bonus in an amount to be determined by the Board of up to 50% of her annual base salary and an options bonus of up to 200% of her annual base salary, based on Ms. Mackenzie meeting and exceeding mutually agreed upon performance goals for the Company or a division of the Company. The bonus will be issued no later than March 1 of each year.

Directors’ and Officers’ Liability Insurance

The Company has obtained directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.  In addition, the Company may enter into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and the Company’s Certificate of Incorporation and Bylaws.

Board Independence

We currently have two directors serving on our Board of Directors, Mr. Murphy and Ms. Mackenzie.  We are not a listed issuer and, as such, are not subject to any director independence standards.  Using the definition of independence set forth in the rules of the NYSE AMEX, neither Mr. Murphy nor Ms. Mackenzie would be considered an independent director of the Company.

Board Committees

We currently do not maintain any committees of the Board of Directors. Given our size and the development of our business to date, we believe that the board through its meetings can perform all of the duties and responsibilities which might be contemplated by a committee.  Our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. We intend to appoint such persons to the committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange, and we are under no obligation to do so.

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Code of Ethics

We have not yet adopted a Code of Ethics although we exepct to as we develop our infrastructure and business.

Certain Relationships and Related Transactions

Except as described below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members, that exceeded $120,000.

Transactions by IZEA, Inc.

       During 2006, Izea entered into a General Services Agreement (“GSA”) with an entity owning 100% of Izea’s Series B common stock. The GSA consisted of the purchase of certain marketing deliverables and equipment, as well as marketing consulting services. Cash paid to this related party during the years ended December 31, 2010 and 2009 was approximately $33,000 and $40,000, respectively. Expenses associated with the GSA were approximately $36,000 and $33,000 for the years ended December 31, 2010 and 2009, respectively, and are included in sales and marketing expenses in the accompanying statements of operations. The contract is on a month-to-month basis until terminated by either party.  The amount due to this related party was $3,358 and $5,793 at December 31, 2010 and 2009, respectively.

Transactions by IZEA Holdings, Inc.

On March 22, 2010 we issued Daniel Brandt 1,000,000 shares of common stock in consideration for founder services provided.  On March 22, 2010, we issued Mr. Brandt an additional 1,000,000 shares of common stock in connection with a stock purchase agreement and share exchange with Rapid Title Loans, Inc.  On April 23, 2010, Mr. Brandt sold his 2,000,000 shares of common stock to Anthony Barron in consideration for $1,500.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by IZEA

Between October 2008 and July 2010 4,270 options were exercised for same number of shares of Series A Common Stock for aggregate consideration of $4,584

During 2007, the Company issued a total of 778,307 shares of Series B Preferred Stock for aggregate consideration of $7,025,000, less issuance costs of $72,612. On May 10, 2010, the Company renamed its Series B Preferred Stock to Series A-1 Preferred Stock.

On September 23, 2009, February 25, 2010 and April 16, 2010 the Company issued unsecured convertible promissory notes (“Convertible Notes”) with the Company’s current preferred stockholders to fund operations until alternative financing could be closed.  Proceeds under the Convertible Notes totaled $798,561, $300,000 and $300,000 respectively for a total of $1,398,561. The Convertible Notes were senior to all obligations other than the debt owed to Silicon Valley Bank, and accrued interest at the rate of 8% per annum.  The principal and accrued interest were to automatically convert upon closing of an additional round of funding into shares of Series A-2 preferred stock, with the number of shares equal to the amount being converted divided by 85% of the price per share of the additional funding round.

In May 2010, all of the holders of the Convertible Notes automatically converted their $1,444,800 notes payable (including accrued interest) into 4,721,563 shares of the Company’s Series A-2 Preferred Stock in connection with the sale of Series A-2 Preferred Stock.

 On May 10, 2010, the Company issued a total of 7,537,771 shares of Series A-2 Preferred Stock for consideration of an aggregate of $2,713,600 less issuance costs of $54,046.

On May 11, 2011, IZEA sold an aggregate $500,000 principal amount of 6% secured  promissory notes (“Bridge Notes”) in a private placement transaction. The purchasers of Bridge Notes paid an aggregate gross purchase price of $500,000 for such Bridge Notes and received an agggrgate of 910,617 shares of common stock, which were exchange for an aggregate of 1,000,000 shares of the Company’s common stock upon the closing of the Exchange.  In the event that $3,000,000 (inclusive of any bridge loan conversions) of the Company’s securities are not subscribed and irrevocably committed to be purchased from the Company in a private placement of its equity securities, such 1,000,000 shares shall be forfeited to the Company without charge  The Bridge Notes are due and payable upon the earlier of six months following the date of the Bridge Note or the date that the Company consummates an offering or offerings raising gross proceeds of at least $3 million.

On May 11, 2011, holders of IZEA’s 13,800,549 shares of Preferred Stock (which constitutes 100% of the issued and outstanding Preferred Stock of IZEA converted their shares of Preferred Stock into an aggregate of 18,560,510 shares of IZEA’s common stock.

  The sales of the securities referernced above were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Sales by IZEA Holdings, Inc.

On March 22, 2010 we issued Daniel Brandt 1,000,000 shares of common stock in consideration for founder services provided.  On March 22, 2010, we issued Mr. Brandt an additional 1,000,000 shares of common stock in connection with a stock purchase agreement and share exchange with Rapid Title Loans, Inc.  On April 23, 2010, Mr. Brandt sold his 2,000,000 shares of common stock to Anthony Barron in consideration for $1,500.

 In May 2010, we completed a Regulation D Rule 506 offering in which we sold 818,000 shares of common stock to 40 investors, at a price per share of $0.05 per share for an aggregate offering price of $40,900.

The issuance of the shares discussed above were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Market Information

Our Common Stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol RPDH.OB. We have notified the OTC Bulletin Board of our name change and will obtain a new symbol upon approval of the Exchange and our name change.

The transfer agent for our common stock is Hollady Stock Transfer.

As of May 17, 2011, we had approximately 36 shareholders of record of our Common Stock, including the shares held in street name by brokerage firms.

Transfer Agent

Our transfer agent is Holladay Stock Transfer LLC, located at 2939 N 67th Place, Scottsdale, AZ 85251, (480) 481-3940.

Dividend Policy

We have never declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock in the foreseeable future. Rather, we expect to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2010, the Company did not have an equity compensation plan.  On May 12, 2011, the Company adopted the 2011 Equity Incentive Plan.  The following table includes securities issued and securities available for future issuance under the equity compensation plan of IZEA, Inc., as of December 31, 2010, which such securities shall be assumed by the Company pursuant to its 2011 Equity Incentive Plan and will be issued in such amounts and with such strike prices as determined by the Board of the Company based on further valuation:

Equity Compensation Plan Information

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted average exercise price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	---	$	---	---

Equity compensation plans not approved by security holders	69,970		1.1	4,815,589
Total	69,970		$1.1	4,815,589

Description of Capital Stock

Authorized Capital Stock

           We have authorized 510,000,000 shares of capital stock, par value $0.0001 per share, of which 500,000,000 are shares of common stock and 10,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Exchange and the Split-Off, we have issued and outstanding securities on a fully diluted basis:

•	35,000,000 shares of common stock;

•	no shares of preferred stock;

•	warrants to purchase an aggregate of 3,324 shares of common stock; and

•
options to purchase an aggregate of 3,712,365 shares of common stock, which were issued under the equity compensation plan of IZEA. and which were assumed by the Company.  Options will be issued to the former IZEA. optionholders in such amounts and with such strike prices as determined by the Board of the Company.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Bridge Notes

On May 11, 2011, IZEA sold an aggregate $500,000 principal amount of 6% secured Bridge Notes in a private placement transaction. The purchasers of Bridge Notes paid an aggregate gross purchase price of $500,000 for such Bridge Notes and received shares of common stock which were exchanged for a n aggregate of 1,000,0000 shares of the Company’s common stock at the time of the Exchange.  The Bridge Notes, if not sooner converted, are due and payable upon the earlier of six months following the date of the Bridge Note or the date that the Company consummates an offering or offerings raising gross proceeds of at least $3 million.

Dividend Policy

We have not previously paid any cash dividends on our Common Stock and do not anticipate or contemplate paying dividends on our Common Stock in the foreseeable future.  We currently intend to use all our available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Options and Warrants

Options under the Plan

The Company has adopted its 2011 Equity Incentive Plan pursuant to which 7,100,000 shares of the Company’s Common Stock are reserved for issuance to employees, directors, consultants, and other service providers. Immediately prior to the closing of the Exhange, IZEA had options outstanding to purchase an aggregate of 3,712,365 shares of its common stock.  Upon consummation of the Exchange, the Company assumed such option grants and authorized the issuance of options under its 2011 Equity Incentive Plan to these prior optionholders in such amounts and with such strike prices as determined by the Board of the Company based on a current valuation of such options.

Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Limitation of Liability of Directors

Our articles of incorporation provides that, to the fullest extent permitted by the Nevada Revised Statutes, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 4.01 Change in Registrant’s Certifying Accountant.

            On May 16, 2011, the board of directors of the Company approved the dismissal of Li & Company P.C. (“Li”) as the Company’s independent registered public accounting firm.  Li’s dismissal was effective immediately.

During the period from March 22, 2010 (inception) to May 31, 2010, Li’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except, Li’s audit report for the period from March 22, 2010 (inception) to May 31, 2010 stated that certain conditions raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

During the period from March 22, 2010 (inception) through May 31, 2010 and the subsequent interim period through May 16, 2011, (i) there were no disagreements between the Company and Li on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Li would have caused Li to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements; and  (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On May 16, 2010, the Company provided Li with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Li furnished it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated May 17, 2011, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On May 16, 2011, the Company engaged Cross, Fernandez and Riley, LLP (“CFR”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on May 16, 2011.

During the period from March 22, 2010 (inception) through May 31, 2010 and the subsequent interim period through May 16, 2011, the Company did not consult with CFR regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our officers and directors resigned as of May 12, 2011, effective upon the closing of the Exchange.  Pursuant to the terms of the Exchange Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 12, 2011, as a result of the consummation of the Exchange described in Item 2.01 of this Current Report on Form 8-K, the Company’s fiscal year end was changed from May 31 to December 31 (the fiscal year-end of IZEA, Inc.).

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), IZEA’s audited financial statements for the fiscal years ended December 31, 2010 and 2009, are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of May 12, 2011, by and among Izea Holdings, Inc., Izea, Inc.. and the shareholders of Izea, Inc.
10.1	Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations
10.2	Stock Purchase Agreement for Split-Off
10.3	Form of Directors and Officers Indemnification Agreement
10.4	Izea Holding, Inc. 2011 Equity Incentive Plan
10.5	Form of 2011 Incentive Stock Option Agreement
10.6	Form of 2011 Non-Qualified Stock Option Agreement
10.7	Employment Agreement with Edward Murphy
10.8	Employment Agreement with Donna Mackenzie
16.1	Letter from Li & Company P.C.
21	List of Subsidiaries
99.1	Izea, Inc. audited financial statements for the years ended December 31, 2010 and 2009
99.2	Pro forma unaudited consolidated financial statements for the year ended December 31, 2010
99.3	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 17, 2011

IZEA HOLDINGS, INC.

By:	/s/ Edward H. Murphy
Name:	Edward H. Murphy
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of May 12, 2011, by and among Izea Holdings, Inc., Izea, Inc.. and the shareholders of Izea, Inc.
10.1	Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations
10.2	Stock Purchase Agreement for Split-Off
10.3	Form of Directors and Officers Indemnification Agreement
10.4	Izea Holding, Inc. 2011 Equity Incentive Plan
10.5	Form of 2011 Incentive Stock Option Agreement
10.6	Form of 2011 Non-Qualified Stock Option Agreement
10.7	Employment Agreement with Edward Murphy
10.8	Employment Agreement with Donna Mackenzie
16.1	Letter from Li & Company P.C.
21	List of Subsidiaries
99.1	Izea, Inc. audited financial statements for the years ended December 31, 2010 and 2009
99.2	Pro forma unaudited consolidated financial statements for the year ended December 31, 2010
99.3	Investor Presentation